UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2008 (December 12, 2008)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01		23-2215075
(Commission File Number)		(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA		19512
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 1-800-822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2008, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008, National Penn Bancshares, Inc. (the “Company”) entered into a Letter Agreement (including the Securities Purchase Agreement-Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury dated December 12, 2008 pursuant to which the Company issued and sold to Treasury (i) 150,000 shares of the Company’s Series B Fixed Rate Cumulative Perpetual Preferred Stock having a liquidation preference of $1,000 per share (the “Series B Preferred Stock”), and (ii) a warrant to purchase up to 1,470,588 shares (the “Warrant Shares”) of the Company’s common stock, without par value (“Common Stock”), at an initial exercise price, subject to anti-dilution adjustments, of $15.30 per share (the “Warrant”), for an aggregate purchase price of $150,000,000 in cash.

Cumulative dividends on the Series B Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as, and when declared by the Company’s Board of Directors.  The Series B Preferred Stock has no maturity date and ranks senior to the Common Stock and the Series A Junior Participating Preferred Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.  The Series B Preferred Stock generally is non-voting.  The Series B Preferred Stock will qualify as Tier 1 capital.

The Company may redeem the Series B Preferred Stock at 100% of its liquidation preference after February 15, 2012.  Prior to this date, the Company may redeem the Series B Preferred Stock if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) in excess of $37,500,000, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System.

The Purchase Agreement defines a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after December 12, 2008, of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s federal banking agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

Prior to December 12, 2011, unless we have redeemed the Series B Preferred Stock or Treasury has transferred the Series B Preferred Stock to a third party, the consent of Treasury will be required for us to (1) declare or pay any dividend or make any distribution on our common stock (other than regular quarterly cash dividends of not more than $0.17 per share of common stock) or (2) redeem, purchase or acquire any shares of our common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.  In addition, the Company’s ability to pay dividends or repurchase its common stock or other equity securities will be subject to restrictions in the event that the Company fails to declare and pay (or set aside for payment) full dividends on the Series B Preferred Stock.

Neither the Series B Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $150,000,000 from one or more Qualified Equity Offerings and (ii) December 31, 2009.

The Warrant has a 10-year term and is immediately exercisable.  In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $150,000,000, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.

The Series B Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series B Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series B Preferred Stock, may be issued.  The Company has agreed to register the resale of the Series B Preferred Stock and the Depositary Shares, if any, and the Warrant, and the issuance of shares of the Warrant Shares, as soon as practicable after the date of the issuance of the Series B Preferred Stock and the Warrant.

Copies of the Purchase Agreement, the Warrant, the Statement with Respect to Shares with respect to the Series B Preferred Stock and the form of Letter Agreement are included as exhibits to this current report on Form 8-K and are incorporated by reference into Items 1.01, 3.02, 3.03 and 5.03 of this report.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the complete copies of these documents included as exhibits to the current report on Form 8-K.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01  Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01  Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Section 5 – Corporate Governance and Management

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2008, we filed with the Pennsylvania Department of State a Statement with Respect to Shares which, effective upon filing, designated a series of Preferred Stock as “Series B Fixed Rate Cumulative Perpetual Preferred Stock”, authorized 150,000 shares of Series B Preferred Stock, and sets forth the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the Series B Preferred Stock.

The Statement with Respect to Shares for the Series B Preferred Stock is filed herewith as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On December 12, 2008, the Company issued a press release announcing the closing of the CPP Transaction.  This press release is included as Exhibit 99.1 to this current report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Statement with Respect to Shares for the Series B Preferred Stock

	4.1	Warrant for Purchase of Shares of Common Stock

10.1
Letter Agreement, dated December 12, 2008, between National Penn Bancshares, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series B Preferred Stock and the Warrant

	99.1	Press Release, dated December 12, 2008, of National Penn Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By: /s/ Glenn E. Moyer
Name: Glenn E. Moyer
Title: President and CEO

Dated: December 12, 2008

EXHIBIT INDEX

Exhibit Number	Description

3.1	Statement with Respect to Shares for the Series B Preferred Stock

4.1	Warrant for Purchase of Shares of Common Stock

10.1
Letter Agreement, dated December 12, 2008, between National Penn Bancshares, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series B Preferred Stock and the Warrant

99.1	Press Release, dated December 12, 2008, of National Penn Bancshares, Inc.